UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

Allegiant Travel Company

_______________________________________________

(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

8360 S. Durango Drive
Las Vegas, NV		89113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1              Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

As of May 20, 2013, Allegiant Travel Company (through a wholly owned subsidiary) (the “Company”) became bound by the terms of an Agreement of Sale and Purchase under which the Company has agreed to purchase approximately 10 acres of property in northwest Las Vegas on which there are located five office buildings containing approximately 130,000 square feet of currently vacant office space. The total price for the purchase will be approximately $12.3 million. The sellers of the property are Crossing Business Center 1 and 2 LLC and Crossing Business Center 7 LLC. The sellers have no prior relationship with the Company. The Company expects to close the purchase before the end of second quarter 2013 and expects to begin to move its corporate headquarters to the new facility after certain improvements to the space are completed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2013	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Scott Sheldon
	Name:	Scott Sheldon
	Title:	Chief Financial Officer